SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 4/30/2005
FILE NUMBER 811-1424
SERIES NO.: 14


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                   10,774
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                    6,079
              Class C                    2,374
              Class R                       92
              Investor Class             4,986
              Institutional Class        4,623


74V.     1.   Net asset value per share (to nearest cent)
              Class A                  $ 13.08
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                  $ 12.68
              Class C                  $ 12.68
              Class R                  $ 13.01
              Investor Class           $ 13.10
              Institutional Class      $ 13.15